UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only
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[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

AIRGAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GOVERNANCE OF THE COMPANY
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
SECURITY OWNERSHIP
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TO APPROVE THE 2003 EMPLOYEE STOCK PURCHASE PLAN (Proposal 2)
PROPOSAL TO APPROVE 2004 EXECUTIVE BONUS PLAN (Proposal 3)
PROPOSAL TO RATIFY ACCOUNTANTS (Proposal 4)
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
APPENDIX A
APPENDIX B
APPENDIX C
PROXY CARD
DEFINITIVE PROXY STATEMENT AIRGAS, INC.

Radnor Court 259 North Radnor-Chester Road, Suite 100 Radnor, Pennsylvania 19087-5283

June 27, 2003

TO OUR STOCKHOLDERS:

          You are cordially invited to attend the Annual Meeting of Stockholders to be held on Tuesday, July 29, 2003, at 11:00 a.m., Eastern Daylight Time, at the Company’s offices at 259 North Radnor-Chester Road, Radnor, Pennsylvania 19087.

          The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted upon during the Annual Meeting. You are welcome to present your views on these items and other subjects related to the Company’s operations. Your participation in the activities of the Company is important, regardless of the number of shares you hold.

          To ensure that your shares are represented at the Annual Meeting, whether or not you are able to attend, please complete the enclosed proxy and return it to us in the postage-paid envelope.

          I hope you will attend the Annual Meeting.

Sincerely,

AIRGAS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 29, 2003

TO THE STOCKHOLDERS:

          The Annual Meeting of the Stockholders of Airgas, Inc. (the “Company”), a Delaware corporation, will be held on Tuesday, July 29, 2003, at 11:00 a.m., Eastern Daylight Time, at the Company’s offices at 259 North Radnor-Chester Road, Radnor, Pennsylvania 19087, for the following purposes:

1.	To elect four Directors of the Company.

2.	To vote upon a proposal to approve the 2003 Employee Stock Purchase Plan.

3.	To vote upon a proposal to approve the 2004 Executive Bonus Plan.

4.	To vote upon a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2004.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

          Stockholders of record at the close of business on June 19, 2003, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

          All stockholders are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy in the return envelope. Returning your proxy does not deprive you of the right to attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors,

Dean A. Bertolino Vice President, General Counsel and Secretary

Radnor, Pennsylvania
June 27, 2003

          The Company’s Annual Report for the fiscal year ended March 31, 2003, accompanies this notice, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

AIRGAS, INC.

PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation of proxies at the direction of the Board of Directors of Airgas, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on July 29, 2003.

          Stockholders of record at the close of business on June 19, 2003, will be entitled to vote at the Annual Meeting. At the close of business on June 19, 2003, 76,510,111 shares of the Company’s $0.01 par value common stock (“Common Stock”) were outstanding and entitled to vote. A stockholder is entitled to one vote for each share of Common Stock held by such stockholder. This Proxy Statement and the enclosed form of proxy are being mailed to the Company’s stockholders on or about June 27, 2003.

          Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Meeting if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by giving a later dated proxy, or by voting in person at the meeting. Mere attendance at the Annual Meeting will not revoke the proxy. Any specific instructions indicated on your proxy will be followed. Unless you indicate otherwise on your proxy card, your shares will be voted FOR each of the Company’s proposals 1, 2, 3 and 4, and at the discretion of the proxy holders on such other business as may properly come before the Annual Meeting. The Board of Directors unanimously recommends that you vote to approve each of the Company’s proposals.

          Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted as shares voted and therefore have the effect of a vote against Proposals 2, 3 and 4. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares at their discretion, except if they are precluded from exercising their voting discretion on certain proposals pursuant to the rules of the New York Stock Exchange (the “NYSE”). In such a case, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a “broker non-vote.” A broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of the proposal. A broker non-vote has the effect of reducing the number of required affirmative votes when a majority of the shares present and entitled to vote is required for approval of the proposal.

          The election of each nominee for director (Proposal 1) requires a plurality of votes cast. Brokers have discretionary authority to vote on this proposal. Approval of the 2003 Employee Stock Purchase Plan (Proposal 2), approval of the 2004 Executive Bonus Plan (Proposal 3) and ratification of the selection of the Company’s auditors (Proposal 4) require the approval of a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting. Brokers are not precluded from voting on Proposals 2, 3 and 4, and therefore there will be no broker non-votes. The NYSE determines whether brokers have discretionary authority to vote on a given proposal.

          The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of the Common Stock, will be paid by the Company. Proxies will be solicited without extra compensation by some of the officers and other employees of the Company by mail and, if found to be necessary, by telephone and personal interviews. The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies at an anticipated fee of $6,000 plus out-of-pocket expenses.

GOVERNANCE OF THE COMPANY

Corporate Governance Commitment

          The Company’s Board of Directors believes strongly that good corporate governance accompanies and greatly aids the Company’s long-term business success. This success has been the direct result of the Company’s key business strategies and the highest business standards. The Board strongly supports these key strategies, advising on design and implementation, and seeing that they guide the Company’s operations. To accomplish its strategic goals, the Company has, consistently over many years, developed and followed a program of corporate governance. The Board has adopted a set of Corporate Governance Guidelines, and its Governance and Compensation Committee is responsible for reviewing and reassessing the Guidelines on an annual basis and making recommendations to the Board concerning changes to the Guidelines. The Guidelines are published on the Company’s website at www.airgas.com. The Guidelines address the following matters.

Board Independence and Expertise

          Board and Committee Independence

          The Board of Directors is composed of outside independent directors, with the exception of the Chief Executive Officer. The committees of the Board are also composed of independent outside directors, with the exception of the Executive Committee, of which the Chief Executive Officer is a member. There are no interlocking directorships, and none of the outside directors has a material relationship with the Company or receives any consulting, legal or any other non-director fees from the Company. With the exception of the Chief Executive Officer, no director is a current or former employee of the Company.

          Board Membership Criteria

          As the composition of the Board of Directors exemplifies, the Company values experience in business, educational achievement, moral and ethical character, diversity, skills, accountability and integrity, financial literacy, high performance standards and industry knowledge. The Governance and Compensation Committee is responsible for screening, selecting and recommending to the Board candidates for election as directors.

          Audit Committee Independence

          The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee meets the independence requirements of the Securities and Exchange Commission (the “SEC”) and the NYSE. The Audit Committee regularly holds separate executive sessions with (i) the independent auditors, without management present, (ii) the Company’s Chief Financial Officer and (iii) the Company’s chief internal auditor.

Charters, Code of Ethics and Business Conduct Policy

          In addition to the Corporate Governance Guidelines, the Company maintains the following to support its corporate governance policies:

               Charters for Board Committees. In 2003, the Governance and Compensation Committee and the Audit Committee, under the leadership of the respective committee chairs, reviewed their charters and recommended to the Board that revised charters be adopted. The Board adopted the revised charters reflecting the increased authority and responsibilities of the committees under new corporate governance rules adopted by the SEC and proposed by the NYSE.

               Code of Ethics and Business Conduct Policy. The Board sponsors the Company’s Code of Ethics and the Business Conduct Policy which ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Company’s General Counsel oversees compliance with the Code of Ethics and Business Conduct Policy. The Company’s Code of Ethics is available on the Company’s website at www.airgas.com. All of the Company’s employees, including its Chief Executive Officer, Chief Financial Officer and Controller, are required to comply with the Code of Ethics and the Business Conduct Policy. They cover all areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, corporate opportunities, use of Company assets and reporting illegal or unethical behavior. The Code of Ethics describes the Company’s procedures to receive, retain and address complaints regarding accounting, internal controls and auditing matters, and other illegal or unethical behavior.

Directors are Stockholders

          Meaningful Director Stock Ownership

          Board members are expected to develop a meaningful ownership position in Company stock. For more information on director stock ownership, please see the table included in “Security Ownership” on page 20. Board members receive stock options each year as a significant component of their overall compensation.

Direct Access to Management and Independent Advisors

          The Company provides directors with complete access to management. Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand, irrespective of seniority, which allows dialogue to develop between directors and management. The Board and each of the Audit Committee and the Governance and Compensation Committee have the right to consult and retain independent legal and other advisors at the Company’s expense.

Ensuring Management Accountability

          Performance-Based Compensation

          The Company has linked the pay of its managers and employees at all levels to the Company’s performance. As described in greater detail in the Governance and Compensation Committee Report on Executive Compensation included herein, the Governance and Compensation Committee adheres to this pay-for-performance philosophy, and stock-based incentives constitute a significant component of senior management’s overall compensation.

          CEO Evaluation Process

          The non-management members of the Board conduct an annual evaluation of the CEO’s performance and compensation. The CEO is evaluated against the goals set each year, including both objective measures and subjective criteria reflective of the Company’s core values. As part of the overall evaluation process, the Board meets informally with the CEO to give and seek feedback on a regular basis. The non-management members of the Board meet in executive session to review the CEO’s performance.

Functioning of the Board

          Directorship Limits

          To devote sufficient time to properly discharge their duties, no director may serve on more than three other boards of public companies. Recognizing the value of continuity of directors who have experience with the Company, there are no limits on the number of terms for which a director may hold office. Directors are required to resign from the Board by the date of the annual meeting of stockholders in the year in which the director has his or her seventieth birthday.

          Meeting Attendance

          Directors are expected to attend all meetings of the Board and Committees on which they serve. Each director attended 100% of the meetings of the Board and the Committees on which they served in fiscal 2003.

          Executive Sessions

          The Board holds two regularly scheduled executive sessions each year where non-management directors meet without management participation. Interested persons may communicate directly and confidentially with the non-management directors by writing to the Acting Chairperson, Non-Management Directors, Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor PA 19087-5283.

Assessing the Board’s Performance

          Board Evaluation Process

          The Board of Directors conducts an annual evaluation of itself and its committees. The directors first evaluate overall Board performance against certain criteria that the Board has determined are important to its success. These include financial oversight, succession planning, compensation, corporate governance, strategic planning and Board structure and role. The Board then reviews the results of the evaluation and discusses what, if any, action should be taken to improve its performance.

ELECTION OF DIRECTORS
(Proposal 1)

          The By-Laws of the Company presently provide that the Board of Directors shall designate the number of directors constituting the Board of Directors, which shall be no less than seven and no more than thirteen members. Currently, that number has been fixed by the Board of Directors at nine. The Board of Directors consists of three classes, with directors of one class to be elected each year, for terms extending to the annual meeting of stockholders held in the third year following the year of their election.

          The names and biographical summaries of the four persons who have been nominated to stand for election at the 2003 Annual Meeting and the remaining directors whose terms are continuing until the 2004 or 2005 Annual Meetings appear below. James W. Hovey, Paula A. Sneed and David M. Stout were elected by the stockholders at the 2000 Annual Meeting. They have been nominated to serve as directors for a term expiring at the 2006 Annual Meeting. William O. Albertini has been nominated to serve as a director for a term expiring at the 2005 Annual Meeting to fill a vacancy created by the impending retirement of John A.H. Shober. Of the continuing directors, W. Thacher Brown, Frank B. Foster, III and Peter McCausland were elected by the stockholders at the 2001 Annual Meeting and Lee M. Thomas and Robert L. Yohe were elected by the stockholders at the 2002 Annual Meeting.

          All nominees have indicated that they are willing and able to serve as directors if elected. In the event that any nominee should become unavailable, the proxy will be voted for the election of any substitute nominee designated by the Board of Directors or its Governance and Compensation Committee.

          The Board of Directors recommends that you vote FOR the election of Mr. Hovey, Ms. Sneed, Mr. Stout and Mr. Albertini.

          Set forth below is certain information regarding the four nominees for election at the Annual Meeting and the remaining five directors whose terms are continuing until the 2004 and 2005 Annual Meetings.

Nominees For Election for Terms Expiring at the 2006 Annual Meeting:

James W. Hovey	Mr. Hovey, age 57, is President of The Fox Companies, a diversified real estate development firm, which he joined in 1972, where he has been responsible for the development of numerous housing units and office buildings, and of a sports arena. In conjunction with The Fox Companies, Mr. Hovey is also currently involved in start-up business ventures, including sales forecasting software and fitness and health care. Mr. Hovey also serves as a member of the Advisory Board of the Wharton School Real Estate Center, a member of the Board of Trustees of Eisenhower Fellowships, Inc., and a Director of the Philadelphia Orchestra. Mr. Hovey has been a director of the Company since 1999.

Paula A. Sneed	Ms. Sneed, age 55, is Group Vice President and President, E-commerce and Marketing Services, of Kraft Foods, Inc., and a member of the Kraft Foods’ Management Committee, the company’s policy decision-making group. She is responsible for leading Kraft’s innovation through the rapidly emerging field of E-Commerce. Ms. Sneed also oversees Kraft’s 600- person Marketing Services organization that ensures world-class marketing, including advertising, media, promotions, marketing research and other marketing disciplines for more than 100 major food brands. Ms. Sneed joined General Foods Corporation (which later merged with Kraft Foods) in 1977, and has served in various executive positions since 1986. She also serves as a trustee of the Illinois Institute of Technology, Simmons College and the Chicago Children’s Museum. Ms. Sneed is also a member of the Board of The Charles Schwab Corporation. Ms. Sneed has been a director of the Company since 1999.

David M. Stout	Mr. Stout, age 49, has been President, Pharmaceuticals, GlaxoSmithKline, with responsibility for global pharmaceutical operations, since January 2003. Prior to that, he served as President, U.S. Pharmaceuticals from 1999 to January 2003. He served as Senior Vice President and Director, Sales and Marketing-U.S., for SmithKline Beecham from October 1996 until 1998. Mr. Stout was President of Schering Laboratories, a division of Schering-Plough Corporation, from 1994 until 1996. He held various executive and sales and marketing positions with Schering-Plough from 1979, when he joined the company, until 1994. Mr. Stout has been a director of the Company since 1999.

Nominee for Election for a Term Expiring at the 2005 Annual Meeting:

William O. Albertini	Mr. Albertini, age 59, served as Executive Vice President and Chief Financial Officer of Bell Atlantic Global Wireless, Inc. from September 1997 until his retirement in April 1999. From January 1991 until August 1997, Mr. Albertini served as Executive Vice President and Chief Financial Officer of Bell Atlantic Corp. and, from 1995 to 1997, he served as a member of its board of directors. In addition, Mr. Albertini is a director of Triumph Group, Inc., Charming Shoppes, Inc. and BlackRock, Inc. He also serves as a director of Midwest Independent System Operator, Inc., as a trustee of the Weller Foundation and as President of the Eagles Mere Foundation and the Merion Golf Club.

Directors Serving for Terms Expiring at the 2004 Annual Meeting:

W.Thacher Brown	Mr. Brown, age 55, has been the Chairman, President and a director of 1838 Investment Advisors, LLC, an investment management company, since July 1988, President of 1838 Investment Advisors Funds since 1995, President of MBIA Asset Management since 1998 and a director of MBIA Insurance Company since 1999. He is a director of the 1838 Bond Debenture Trading Fund Inc., the 1838 Investment Advisors Funds and The Harleysville Mutual Insurance Company, and was a Senior Vice President and a director of Drexel Burnham Lambert Incorporated for more than four years prior to 1988. Mr. Brown also serves as a member of the Board of Trustees of Eisenhower Fellowships, Inc, as a director of the Fox Chase Cancer Center and as a director and Vice Chair of the Pennsylvania Horticultural Society. Mr. Brown has been a director of the Company since 1989.

Frank B. Foster, III	Mr. Foster, age 69, has been Chairman of DBH Associates, a venture capital/consulting firm, since 1987. He was President and CEO of Diamond-Bathurst Inc., a publicly-held manufacturer of glass containers, from 1975 until he founded DBH. He also serves as a director of FinCom Corporation, 1838 Investment Advisors Funds, OAO Technology Solutions, Inc. and National Welders Supply Company, Inc. Mr. Foster has been a director of the Company since 1986.

Peter McCausland	Mr. McCausland, age 53, has been a director of the Company since June 1986, the Chairman of the Board and Chief Executive Officer of the Company since May 1987, President from June 1986 to August 1988, from April 1993 to November 1995 and from April 1997 to January 1999. Mr. McCausland serves as a director of Hercules, Inc. and as a member of the Board of Trustees of Eisenhower Fellowships, Inc.

Directors Serving for Terms Expiring at the 2005 Annual Meeting:

Lee M. Thomas	Mr. Thomas, age 59, is the President and Chief Operating Officer of Georgia-Pacific Corporation. Mr. Thomas has held this and other senior executive positions within Georgia-Pacific Corporation since 1993. Prior to that, he was Chairman and Chief Executive Officer of Law Companies Environmental Group Inc. and has held numerous federal and state government positions, including positions with the U.S. Environmental Protection Agency, the Federal Emergency Management Agency and the Office of the Governor of South Carolina. Mr. Thomas also serves as a member of the Board of Directors of Georgia-Pacific Corporation. Mr. Thomas has served as a director of the Company since 1998.

Robert L. Yohe	Mr. Yohe, age 67, is a private investor, corporate director and advisor. He was Vice Chairman of Olin Corporation and a member of its Board of Directors until 1994. Mr. Yohe is a director of Calgon Carbon Corporation, Marsulex Inc. and The Middleby Corporation. He is also a trustee of Lafayette College. Mr. Yohe has served as a director of the Company since 1994.

Board of Directors and Committees

          The Board of Directors held five meetings during the fiscal year ended March 31, 2003. The attendance by directors at these meetings was 100 percent. Each incumbent director attended all of the Board and Committee meetings that he or she was scheduled to attend.

          The standing committees of the Board of Directors are an Executive Committee, a Governance and Compensation Committee, an Audit Committee and a Finance Committee. During the fiscal year ended March 31, 2003, the Governance and Compensation Committee held four meetings, the Audit Committee held eight meetings, and the Finance Committee held four meetings.

          Executive Committee

          The members of the Executive Committee are W. Thacher Brown, Frank B. Foster, III, and Peter McCausland. As authorized by Delaware law and the Company’s By-Laws, the Executive Committee may exercise all of the powers of the Board of Directors when the Board is not in session, except that it may not elect directors or appoint officers, amend the By-Laws, declare dividends, appoint members of the Executive Committee, approve the acquisition of substantially all the assets or capital stock of a corporation or business entity which has annual sales in excess of 20% of the annual sales of the Company or take any other action which may only be taken by the Board of Directors. Historically, and in accordance with the policy of the Executive Committee, the Executive Committee has met infrequently and only in extraordinary circumstances.

          Governance and Compensation Committee

          The members of the Governance and Compensation Committee are David M. Stout, Lee M. Thomas, and Robert L. Yohe. Each member of the Committee is independent from the Company and its management. The Committee’s primary responsibilities under the terms of its charter include:

•	Establishing qualifications for Board membership;

•	Interviewing and recommending candidates to fill new positions on the Board;

•	Reviewing candidates for positions on the Board recommended by stockholders;

•	Considering requests for waivers from the Code of Ethics for Board members and senior executives;

•	Recommending assignment of Board members to the committees;

•	Reviewing policies for Board compensation;

•	Reviewing and recommending changes to Board policies and procedures as they affect the organization and activities of the Board and its committees;

•	Making reports for consideration by the Board;

•	Considering matters of corporate governance, and reviewing, annually, the Corporate Governance Guidelines;

•	Reviewing succession plans for senior executive officers;

•	Conducting an annual evaluation of its performance and its charter;

•	Reviewing and approving corporate goals and objectives and evaluating, annually, the performance of the CEO and other officers in light of such goals and objectives;

•	Determining the compensation of the CEO based upon the evaluation of the performance of the CEO;

•	Approving senior executive compensation;

•	Reviewing and making recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans;

•	Administering, and approving and ratifying awards to senior executives under, the Company’s stock option and incentive compensation plans; and

•	Preparing a Compensation Committee Report for the annual proxy statement.

          The Committee may, in its sole discretion, engage director search firms or compensation consultants. The Committee also may consult with outside advisors to assist it in carrying out its duties to the Company.

          The Governance and Compensation Committee Charter, revised and approved by the Board of Directors in 2003, is available on the Company’s website at www.airgas.com.

          The Governance and Compensation Committee will consider written recommendations for nominees for directors that are submitted in accordance with the Company’s By-Laws. Under the By-Laws, stockholders are entitled to nominate persons for election as directors only if, among other things, written notice has been given, in the case of an annual meeting, not earlier than 120 days and not later than 90 days prior to the anniversary of the preceding year’s annual meeting. The notice must set forth information about the proposed nominee and the consent of the nominee, among other things.

          Audit Committee

          The members of the Audit Committee are Frank B. Foster, III, John A.H. Shober and Paula A. Sneed. Each member of the Committee is independent from the Company and its management. In addition, the Board of Directors has determined that Mr. Foster is an “audit committee financial expert.” The Committee acts pursuant to a written charter adopted by the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting and reporting practices, internal controls, and compliance with laws and regulations. The Committee’s responsibilities under the terms of its charter include:

•	Meeting at least quarterly with management, the Company’s chief internal auditor, and the independent auditors in separate executive sessions;

•	Assessing the integrity of the Company’s financial reporting process and system of internal controls through discussions with management, the internal auditors and the independent auditors;

•	Selecting and appointing, and recommending for ratification by the stockholders, an independent firm of certified public accountants to serve as independent auditors for the Company;

•	Setting the fees to be paid to the independent auditors and pre-approving all audit services to be provided by the independent auditors;

•	Establishing policies and procedures for the engagement of the independent auditors to provide permitted non-audit services and pre-approve the performance of such services;

•	Assessing the performance (effectiveness, objectivity and independence) of the independent auditors;

•	Reviewing an annual report from the independent auditors describing their internal quality control procedures and any material issues raised by the most recent internal or peer review of the independent auditors;

•	Reviewing with management and the independent auditors the adequacy and effectiveness of the internal audit function;

•	Providing an avenue of communication among the independent auditors, internal auditors, management and the Board of Directors;

•	Reviewing with management and the independent auditors the annual and quarterly financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	Reviewing the Company’s earnings releases;

•	Discussing with management and the independent auditors major issues regarding accounting principles and financial statement presentations;

•	Establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters;

•	Retaining independent counsel and other advisors as necessary to fulfill its responsibilities;

•	Conducting an annual evaluation of its performance and its charter;

•	Recommending to the Board of Directors that the audited financial statements be included in the Company’s annual report to stockholders; and

•	Preparing the Report of the Audit Committee included in the annual proxy statement pursuant to Item 306 of Regulation S-K.

The Report of the Audit Committee for the 2003 fiscal year appears on page 22 of this Proxy Statement. A copy of the Audit Committee Charter, revised and approved by the Board of Directors in 2003, is attached to this Proxy Statement as Appendix A.

          Finance Committee

          The members of the Finance Committee are W. Thacher Brown, James W. Hovey and John A.H. Shober. The purpose of the Committee is to review, advise and make recommendations on the financial affairs, policies and programs of the Company. The Committee meets periodically, but not less than four times per year, to review financial issues of the Company, including the following: capital structure; policies regarding dividends, stock splits and stock repurchases; current and projected capital requirements and the issuance of debt and equity securities; credit agreements and major changes thereto and borrowings and financings of every nature; insurance programs and practices for managing insurable risks; and strategic and business planning processes.

Compensation of Directors

          Directors who are not employees of the Company are paid an annual retainer of $12,000 plus a fee of $1,500 for each Board or Committee meeting attended, and are entitled to participate in the 1997 Directors’ Stock Option Plan (the “Directors’ Plan”).

          In order to closely align the interests of directors with those of stockholders, a majority of the directors’ compensation is in the form of stock options. The number of options granted is determined annually by the Governance and Compensation Committee. The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant, and each option is exercisable immediately and has a term of 10 years. On July 30, 2002, each Board member was granted 8,000 options with a $14.85 exercise price.

          The Chairmen of the Governance and Compensation Committee and the Finance Committee also receive an additional $3,000 annual retainer, and the Chairman of the Audit Committee receives an additional $5,000 annual retainer. Directors are also reimbursed for their travel expenses for attendance at Board and Committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the securities with the SEC and the NYSE. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. The Company is aware of one ten percent stockholder, who is also an officer and director, and his spouse.

          Based solely on its review of the copies of the forms received by it with respect to the 2003 fiscal year, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all of its officers and directors complied with all filing requirements applicable to them.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid during the fiscal years ended March 31, 2003, 2002, and 2001 to the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers based on salary and bonus earned during the 2003 fiscal year.

Summary Compensation Table

	Annual Compensation					Long Term Compensation

					Other Annual		Securities		All Other
Name and Principal	Fiscal				Compensation	Restricted	Underlying	LTIP	Compensation
Position	Year	Salary($)	Bonus($)		($)(1)	Stock Awards	Options(#)	Payouts	($)(1)

Peter McCausland	2003	600,000	570,000		(1)	None	125,000	None	3,602	(2)
Chairman and	2002	600,000	750,000			None	150,000	None	6,600
Chief Executive Officer	2001	550,000	200,000			None	150,000	None	5,687
Glenn M. Fischer	2003	439,379	205,662		(1)	None	50,000	None	5,707	(4)
President and Chief	2002	423,500	253,042			None	60,000	None	3,394
Operating Officer (3)	2001	182,380	60,606	(3)		None	150,000	None	68
Roger F. Millay	2003	283,081	132,502		(1)	None	29,900	None	5,336	(5)
Senior Vice President-	2002	272,848	163,028			None	40,000	None	8,621
Finance and Chief	2001	255,000	64,388			None	31,000	None	1,437
Financial Officer
Ted R. Schulte	2003	245,890	103,648		(1)	None	22,500	None	5,658	(6)
Division President-	2002	237,002	142,523			None	30,000	None	8,593
Gas Operations	2001	225,000	91,775			None	25,000	None	7,474
B. Shaun Powers	2003	246,750	107,506		(1)	None	22,500	None	3,955	(8)
Division President-	2002	240,000	119,900			None	—	None	188
East(7)	2001	4,615	—			None	25,000	None	14

(1)	Amount does not exceed the lesser of $50,000 or 10% of total salary and bonus.

(2)	Consists of $3,487 of employer matching contributions and additional discretionary contributions based on the profitability of the Company under the Company’s 401(k) Plan, and the value of life insurance premiums of $115 paid for the benefit of Mr. McCausland.

(3)	Mr. Fischer has served as President and Chief Operating Officer since November 2000. Mr. Fischer’s compensation for 2001 does not include $140,000 paid to him as a non-recurring signing bonus.

(4)	Consists of $5,592 of employer matching contributions under the Company’s 401(k) Plan, and the value of life insurance premiums of $115 paid for the benefit of Mr. Fischer.

(5)	Consists of $5,221 of employer matching contributions and additional discretionary contributions based on the profitability of the Company under the Company’s 401(k) Plan and the value of life insurance premiums of $115 paid for the benefit of Mr. Millay.

(6)	Consists of $5,543 of employer matching contributions and additional discretionary contributions based on the profitability of the Company under the Company’s 401(k) Plan and the value of life insurance premiums of $115 paid for the benefit of Mr. Schulte.

(7)	Mr. Powers has served as Division President-East since March 2001. Mr. Powers’ compensation for 2001 does not include $50,000 paid to him as a non-recurring signing bonus.

(8)	Consists of $3,840 of employer matching contributions under the Company’s 401(k) Plan and the value of life insurance premiums of $115 paid for the benefit of Mr. Powers.

Option Grants During 2003 Fiscal Year

     The following table provides information related to options granted to the named executive officers during the 2003 fiscal year. The Company does not have any outstanding stock appreciation rights.

					Potential Realization Value at Assumed
					Annual Rates of Stock Price Appreciation
Individual Grants					or Option Term(1)

		% of Total
	No. of Securities	Options
	Underlying	Granted to
	Options	Employees in	Exercise	Expiration
Name	Granted (#)(2)	Fiscal Year	Price ($/Sh)	Date	0%($)(3)	5%($)(3)	10%($)(3)

Peter McCausland	125,000	10.7%	16.52	5/5/2012	-0-	1,298,667	3,291,078
Glenn M. Fischer	50,000	4.3%	16.52	5/5/2012	-0-	519,467	1,316,431
Roger F. Millay	29,900	2.6%	16.52	5/5/2012	-0-	310,641	787,226
Ted R. Schulte	22,500	1.9%	16.52	5/5/2012	-0-	233,760	592,394
B. Shaun Powers	22,500	1.9%	16.52	5/5/2012	-0-	233,760	592,394

(1)	These amounts, based on assumed appreciation rates of 0%, 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

(2)	Represents options to acquire shares of Common Stock, which become exercisable in four equal annual installments beginning on the first anniversary of the date of their grant.

(3)	No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders. If the named executive officers realize the appreciated values based on the 5% and 10% appreciation rates set forth in the table, total stockholder value will have appreciated by approximately $795 million and $2 billion, respectively, and the aggregate value of the named executive officers’ appreciation will be approximately 0.3% of the total stockholders’ appreciation. Potential stock price appreciation to all stockholders is calculated based on a total of 76.5 million shares of Common Stock outstanding and entitled to vote on June 19, 2003 and a price of $16.52 per share, the weighted average exercise price of options granted in fiscal year 2003 referred to in the table above.

Aggregated Option Exercises During 2003 Fiscal Year
and Fiscal Year-End Option Values

     The following table provides information related to employee options exercised by the named executive officers during the 2003 fiscal year and the number and value of such options held at fiscal year-end.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
			at Fiscal Year-End(#)		at Fiscal Year-End($)(2)

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter McCausland	336,000	5,140,800	803,736	345,000	6,471,535	2,523,325
Glenn M. Fischer	-0-	-0-	90,000	170,000	1,020,300	1,405,400
Roger F. Millay	-0-	-0-	40,250	82,900	422,603	622,281
Ted R. Schulte	9,875	69,000	42,375	62,750	399,176	458,403
B. Shaun Powers	-0-	-0-	12,500	35,000	143,250	188,025

(1)	Represents the difference between the option exercise price and the market value on the date of exercise.

(2)	Value based on the closing price of $18.51 per share on March 31, 2003, less the option exercise price.

Equity Compensation Plan Information

     The following table sets forth information about the shares of the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under the 1997 Stock Option Plan, the 1997 Directors’ Stock Option Plan, the Amended and Restated 1984 Stock Option Plan, the 1989 Non-Qualified Stock Option Plan for Directors and the 2001 Employee Stock Purchase Plan (“ESPP”), which were approved by the stockholders, as well as shares that may be issued under warrants that were issued to a consultant, and options issued under a plan assumed by the Company in connection with a merger, which were not approved by the stockholders.

			(c)
	(a)	(b)	Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise of	exercise price of	under equity compensation plans
	outstanding options,	outstanding options,	(excluding securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))(1)

Equity compensation plans approved by security holders(2)(3)	8,625,783	$12.12	4,799,221
			394,854	ESPP shares
Equity compensation plans not approved by security holders	375,873 (4)	$13.49	-0-

Total	9,001,656	$12.18	5,194,075

(1)	Does not include the 1,500,000 additional shares that would be available for issuance under the 2003 Employee Stock Purchase Plan if Proposal 2 is approved at the Meeting.

(2)	The Directors’ Plan, designed to provide equity compensation to directors of the Company who are not employees of the Company, authorizes the granting of stock options and restricted stock awards. As of March 31, 2003, no restricted stock awards have been granted under the Directors’ Plan. Restricted stock awards under the Directors’ Plan cannot exceed 100,000 shares in the aggregate, and restricted stock awards under the 1997 Stock Option Plan and the Directors’ Plan in any calendar year may not exceed, in the aggregate, 0.5% of shares of Common Stock of the Company issued and outstanding on any date of grant.

(3)	The 1997 Stock Option Plan (the “1997 Plan”), designed to provide equity compensation to certain employees and independent contractors of the Company, authorizes the granting of stock options and restricted stock awards. As of March 31, 2003, no restricted stock awards have been granted under the 1997 Plan. Restricted stock awards granted under the 1997 Plan cannot exceed 1,000,000 shares in the aggregate, and restricted stock awards under the 1997 Plan and the Directors’ Plan in any calendar year may not exceed, in the aggregate, 0.5% of shares of Common Stock of the Company issued and outstanding on any date of grant.

(4)	Includes (a) shares issuable upon exercise of warrants granted to an outside consulting firm for services rendered to the Company (the warrants have a term of three years from the date of grant and have exercise prices in excess of the fair market value on the date of grant, ranging from $11.98 to $18.78 per share); and (b) options to acquire 51,873 shares, at a weighted average exercise price of $5.21 per share, under a plan assumed in connection with the merger of Carbonic Industries Corporation in June 1997. The options under the assumed plan expire on March 29, 2005, and no further awards will be made under the plan.

Deferred Compensation Plan

     The Company’s Deferred Compensation Plan provides that an eligible employee may elect to defer a specified percentage of his or her annual salary and/or bonus, and a director may elect to defer his or her annual compensation, by making a timely deferral election. Participants may choose to have amounts credited to a retirement account, to provide funds to the participant after retirement, and/or an in-service account, to provide funds to the participant while still employed by, or serving as a director of, the Company. Participants make elections as to how their deferred amounts shall be deemed invested among several options available under the plan. The participant’s accounts will be credited with earnings, gains and losses as if the amounts were actually invested in accordance with the participant’s investment elections. The Company’s obligations under the plan will be unsecured general obligations to pay the compensation in the future in accordance with the terms of the plan.

Termination of Employment and Change of Control Arrangements

     The Company has entered into “change-of-control” agreements (“Change-of-Control Agreements”) with Mr. McCausland, Mr. Fischer, Mr. Millay, Mr. Schulte, Mr. Powers and seven other key management personnel. The terms of the agreements are consistent with similar agreements used in other major U.S. public corporations and provide salary and benefit continuation if the executive is terminated upon a change-of-control. A change-of-control is defined to include events in which a party (other than Mr. McCausland) acquires 20% or more of the combined voting power of the Company’s then outstanding securities, or in which Mr. McCausland, together with all affiliates and associates, acquires 30% or more of the combined voting power of the Company’s then outstanding securities. Under the Change-of-Control Agreements, following the executive’s termination, he or she would be entitled to a lump sum payment equal to one to three times (depending upon the executive) the executive’s annual base salary at the time of termination, plus the executive’s potential bonus amount for the fiscal year in which the change-of-control occurred. The executive’s health and welfare benefits would also continue for two or three years, depending upon the executive, and the executive would be vested in all stock options and restricted stock. The cash and non-cash amounts payable under the Change-of-Control Agreements and under any other arrangements with the Company are limited to the maximum amount permitted without the imposition of an excise tax under the Internal Revenue Code. Generally, this would limit an executive’s lump sum payment to 2.99 times the executive’s average annual compensation for the preceding five years.

     In addition, under an arrangement entered into in 1992, in the event of the termination of Mr. McCausland’s employment for any reason including a change of control, Mr. McCausland is entitled to a payment equal to two times his annual salary, the continuation of health insurance and other employee benefits for a three-year period and automatic vesting of all of his stock options, subject to the above limitation of 2.99 times average annual compensation. The limitation under Mr. McCausland’s Change-of-Control Agreement would reduce the amount payable under his 1992 arrangement to the extent that the aggregate lump sum payments under the Change-of-Control Agreement and the 1992 arrangement exceed 2.99 times his average annual compensation for the preceding five years.

Certain Relationships and Related Transactions

     Since the beginning of its last fiscal year, the Company has not engaged in any transaction or series of similar transactions, or any proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party (1) in which the amount involved exceeds $60,000 and (2) in which any of the Company’s directors, nominees for director, executive officers or beneficial owners of more than 5% of its Common Stock, or members of the immediate families of those individuals, had or will have, a direct or indirect material interest.

     The Company does have business relationships with corporations or other organizations in which a director, nominee for director or executive officer of the Company may also be a director, executive officer, investor or trustee, or have some other similar direct or indirect relationship with the other corporation or organization. For example, the Company provides goods and services to companies such as Georgia-Pacific Corporation (of which Lee M. Thomas, a director of the Company, is President and Chief Operating Officer), GlaxoSmithKline (of which David M. Stout, a director of the Company, is President, Pharmaceuticals) and Kraft Foods, Inc. (of which Paula A. Sneed, a director of the Company, is Group Vice President, and President, E-commerce and Marketing Services). In all instances, including those described above, the Company enters into these arrangements in the ordinary course of business and each party provides to or receives from the other the relevant goods and services on a non-exclusive basis at arms-length negotiated rates. In addition, none of the Company directors was directly involved with the negotiation or consummation of any such arrangement. While any revenue, profits or other aspects of a business relationship with the Company may, of course, affect the individual’s overall compensation or value of his or her investments in the other corporation or organization, the Company does not believe that in any of these cases the relevant Company director receives or has received any compensation from the other corporation that is directly linked to the Company-related business arrangement. None of these arrangements is material to the Company or the other corporation or organization involved, and the Company does not believe that any indirect interest that a Company director may have with respect to such an arrangement is material.

     In October 2000, the Company extended a loan to Mr. Fischer in the amount of $150,000 in connection with his relocation when he joined the Company. The loan was evidenced by a note bearing interest at an annual rate of 61/4% and providing for the payment of principal and interest in June 2003. As of March 31, 2003, the outstanding amount of the loan, including principal and accrued interest, was $174,631. The loan was repaid in full by Mr. Fischer in June 2003.

GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

     The Governance and Compensation Committee of the Board of Directors has furnished the following report on executive compensation. Under the supervision of the Governance and Compensation Committee, the Company has developed and implemented compensation policies, plans and programs. The Committee is composed of three independent non-employee directors. Following review and approval by the Governance and Compensation Committee, all issues pertaining to executive compensation (other than the granting of stock options or restricted stock awards under the Company’s stock option plans and the establishment of performance goals under the Company’s management bonus plans) are submitted to the full Board of Directors for approval.

     Since its inception, the Company has maintained the philosophy that compensation of its entire management team, including executive officer level positions through operating management positions at the Company’s operating subsidiaries, should be directly and materially linked to operating performance. To achieve this linkage, compensation is heavily weighted towards bonuses paid on the basis of performance and towards the award of stock options to a relatively broad level of operating management associates.

Compensation Principles

     The foundation of the management compensation program is based on beliefs and guiding principles designed to align compensation with business strategy, Company values and management initiatives. The program:

•	Rewards executives for long-term strategic management and the enhancement of stockholder value through the award of stock options as a significant percentage of total compensation;

•	Integrates compensation programs with both the Company’s annual and longer-term strategic planning and measurement processes; and

•	Provides flexibility in order to maximize local autonomy, which the Company views as an important element of its success.

Executive Compensation Program

     The total compensation program consists of both cash and equity-based compensation. The annual compensation consists of a base salary and an annual bonus under the Company’s management bonus plans. Incentive compensation is closely tied to corporate and individual performance in a manner that encourages a continuing focus on building profitability and shareholder value. Periodically, the Committee determines the salary ranges for executive officers upon review of salary ranges in companies comparable in size in terms of annual sales and capitalization. The comparison group includes companies in the specialty chemicals industry plus distribution companies outside of the Company’s industrial classification. The Committee includes companies outside of the Company’s industry in the comparison group because it believes that the Company is similar in certain respects to such companies. Actual salary changes are based upon individual and Company-wide performance, and total compensation levels generally are comparable to the median total compensation levels paid at companies in the comparison group. The individual’s performance is measured against specific management objectives, such as operating profits, return on capital, safety targets, programs for training and development of personnel and sales and marketing programs.

     In addition to salary, there is the opportunity to earn significantly higher total compensation through incentive bonus and stock option programs. The bonus and stock option components are “at risk,” meaning that the ultimate value of the compensation depends on such factors as Company financial performance, individual performance and stock price. This at risk portion of the Company’s executive compensation generally ranges from approximately 46% to 73% of total compensation. Awards for executive officers varied with a combination of the Company’s achievement of return on capital and earnings goals and were then adjusted up or down for the executive’s achievement of specified objectives and individual job performance. The objectives that the Committee considers are the same as those used to determine salary. The Committee relies on these quantitative and qualitative measures and it uses subjective judgment and discretion in light of these measures and the Company’s compensation principles described above to determine base salaries and bonuses.

     Long-term incentives are provided through the grant of stock options. The Committee reviews and approves the participation of executive officers of the Company and its subsidiaries under the Company’s stock option plan. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. In determining the total number of options to be granted, the Committee considers the percentage dilution of the grants and the value of the options using the Black-Scholes method. The size of the individual option grants is generally based upon position level. As with the determination of base salaries and bonuses, the

Committee relies on quantitative and qualitative measures, exercising subjective judgment and discretion in view of these measures and the Company’s general policies. During fiscal 2003, the value of options granted was generally between 26% and 47% of an executive officer’s total compensation. Through grants of stock options, the objective of aligning executive officers’ long-range interests with those of the stockholders is met by providing the executive officers with the opportunity to build a meaningful stake in the Company. The Company strongly encourages senior management and executive officers to hold a meaningful equity interest in the Company, and, accordingly, has established stock ownership guidelines for such employees. The Company believes that such ownership better aligns the interests of management and stockholders. Executive officers may also participate in the Company’s Deferred Compensation Plan, under which the executive may elect to defer a portion of his or her salary and bonus, the Company’s 401(k) Plan, which includes Company matching contributions and discretionary contributions based on the Company’s profitability, and the Company’s Employee Stock Purchase Plan, which generally permits eligible employees to purchase shares of the Company’s Common Stock at a 15% discount from the market price.

Chief Executive Officer Compensation

     The Governance and Compensation Committee reviewed the Chief Executive Officer’s compensation for fiscal year 2003 and determined that his base salary would be $600,000. This base salary approximates the median level of chief executive officers of the comparison group of companies and is consistent with the Company’s objective of paying a higher level of compensation through its at risk bonus and stock option programs. A fiscal year 2003 bonus of $570,000 was awarded to the Chief Executive Officer. This was determined based on the Company’s performance in attaining certain pre-established levels of objective earnings performance targets as set forth in the 2003 Executive Bonus Plan, and certain other operating objectives. In determining the number of shares to be awarded as stock options, the Committee considered the executive compensation paid by the comparison group of companies and the Chief Executive Officer’s performance.

Deductibility

     The Committee’s policy is to pursue a compensation strategy which is performance-based, minimizing the non-deductibility of compensation for the Company’s executive officers under Section 162(m) of the Internal Revenue Code, while maintaining the flexibility of its compensation programs to attract and retain highly qualified executives in a competitive environment. Accordingly, the Committee may award non-deductible compensation when necessary to enable the Company to meet its overall objectives.

Governance and Compensation Committee

Robert L. Yohe, Chairman
David M. Stout
Lee M. Thomas

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Below is a graph comparing the yearly change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the S&P MidCap Chemicals Index and the S&P MidCap 400 Index for the period of five years commencing April 1, 1998 and ended March 31, 2003.

     The Company has approved the use of the S&P MidCap 400 Chemicals Index and the S&P MidCap 400 Index for purposes of this performance comparison because the Company is a component of the indices and they include companies of similar size to that of the Company.

Airgas, Inc.
Comparison of Five Year Cumulative Total Return

	March 31	1998	1999	2000	2001	2002	2003

[Solid diamond symbol]	Airgas	100	48.55	48.19	45.68	116.52	107.30
[Circle symbol]	S&P MidCap 400 Chemicals	100	59.75	61.35	63.29	81.33	60.33
[Solid Square symbol]	S&P MidCap 400	100	100.45	138.71	129.06	153.43	117.45

The graph above assumes that $100 was invested on April 1, 1998, in Airgas, Inc. Common Stock, the S&P MidCap 400 Chemicals Index, and the S&P MidCap 400 Index.

SECURITY OWNERSHIP

     The following table sets forth certain information, according to information supplied to the Company regarding the number and percentage of shares of the Company’s Common Stock beneficially owned on March 31, 2003 (i) by each person who is the beneficial owner of more than 5% of the Common Stock; (ii) by each director and nominee for director; (iii) by each executive officer named in the Summary Compensation Table; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares listed.

	Amount and Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership(1)		Shares Outstanding

Peter McCausland 207 West Gravers Lane Philadelphia, PA	11,004,790	(2)(3)(5)	14.9%
Bonnie F. McCausland 207 West Gravers Lane Philadelphia, PA	10,008,488	(2)(4)	13.7%
William O. Albertini(5)	20,000		*
W. Thacher Brown	157,250	(2)(6)	*
Frank B. Foster, III	82,350	(2)	*
James W. Hovey	59,250	(2)	*
John A. H. Shober	99,250	(2)	*
Paula A. Sneed	39,750	(2)	*
David M. Stout	37,750	(2)	*
Lee M. Thomas	44,750	(2)(7)	*
Robert L. Yohe	76,250	(2)	*
Glenn M. Fischer	120,880	(2)	*
Roger F. Millay	72,009	(2)(8)	*
Ted R. Schulte	73,231	(2)(8)	*
B. Shaun Powers	20,082	(2)	*

	Amount and Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership(1)		Shares Outstanding

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,958,400	(9)	5.5%
All directors and executive officers as a group (21 persons)	12,976,733	(2)(3)(4)(5)(6)(7)(8)	17.9%

*	Less than 1% of the outstanding Common Stock

(1)	Includes all options and other rights to acquire shares exercisable on or within 60 days of March 31, 2003.

(2)	Includes the following number of shares of Common Stock which may be acquired by certain directors, executive officers and five percent stockholders through the exercise of options which were exercisable as of March 31, 2003 or became exercisable within 60 days of that date: Mr. McCausland, 942,486 shares; Mrs. McCausland, 398,264 shares held for the benefit of her children; Mr. Brown, 69,250 shares; Mr. Foster, 61,250 shares; Mr. Hovey, 36,750 shares; Mr. Shober, 61,250 shares; Ms. Sneed, 36,750 shares; Mr. Stout, 36,750 shares; Mr. Thomas, 42,750 shares; Mr. Yohe, 61,250 shares; Mr. Fischer, 117,500 shares; Mr. Millay, 65,475 shares; Mr. Schulte, 67,000 shares; Mr. Powers, 18,125 shares; and all directors and executive officers as a group, 2,666,625 shares.

(3)	Investment and/or voting power with respect to 9,994,079 of such shares are shared with, or under the control of, Mr. McCausland’s spouse, Bonnie McCausland, and other members of Mr. McCausland’s immediate family, and 12,909 shares are held by a charitable foundation of which Mr. McCausland is an officer and director.

(4)	Investment and/or voting power with respect to 9,994,079 of such shares are shared with, or under the control of, Mrs. McCausland’s spouse, Peter McCausland, and other members of Mrs. McCausland’s immediate family, and 12,909 shares are held by a charitable foundation of which Mrs. McCausland is an officer and director.

(5)	Mr. Albertini is a nominee for director.

(6)	Includes 8,000 shares owned by members of Mr. Brown’s immediate family.

(7)	Includes 2,000 shares owned by members of Mr. Thomas’ immediate family.

(8)	Includes the following shares of Common Stock held under Airgas’ 401(k) Plan as of March 31, 2003: Mr. McCausland, 39,616 shares; Mr. Millay, 793 shares; Mr. Schulte, 1,456 shares; and all executive officers as a group, 70,456 shares.

(9)	T. Rowe Price Associates, Inc. filed a Schedule 13G dated February 14, 2003, upon which the Company has relied in making this disclosure. T. Rowe Price Associates, Inc. has sole voting power as to 1,142,300 shares, and sole dispositive power as to 3,958,400 shares.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2003 with the Company’s management and with the independent auditors. The Committee reviewed with the independent auditors their judgment as to the quality of the Company’s application of generally accepted accounting principles and other such matters as required by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended.

     The Committee discussed with both the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee periodically met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, evaluations of internal controls and overall quality of the Company’s financial reporting.

     The Committee has discussed with and received written disclosure and a letter from the independent auditors as required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” as amended, as to their independence from the Company and its management.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also appointed, and the Board of Directors is proposing that the stockholders ratify the appointment of, KPMG LLP as the Company’s independent auditors for the 2004 fiscal year.

Audit Committee
Frank B. Foster, III, Chairman
John A.H. Shober
Paula A. Sneed

PROPOSAL TO APPROVE THE
2003 EMPLOYEE STOCK PURCHASE PLAN
(Proposal 2)

     On June 18, 2003, the Board of Directors approved the 2003 Employee Stock Purchase Plan (“Purchase Plan”) subject to approval by the Company’s stockholders. The 2003 Purchase Plan will replace the 2001 Employee Stock Purchase Plan, which has an insufficient number of shares available to provide future issuances of shares and, except as described below, is substantially the same as the proposed plan. The text of the Purchase Plan is set forth in Appendix B to this Proxy Statement. The following summary of the Purchase Plan is subject to, and qualified in its entirety by reference to, Appendix B.

Vote Required for Approval

     To be adopted, the Purchase Plan must be approved by a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting.

     The Board unanimously recommends a vote FOR the adoption of the Purchase Plan.

Summary of the Purchase Plan

     The Purchase Plan is designed to encourage and assist employees of the Company and its subsidiaries to share an equity interest in the Company through the purchase of Common Stock of the Company at a discount. It is the intention of the Company to have the Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Tax Code”). A discussion of the tax consequences under the Purchase Plan is set forth below. The Purchase Plan is not intended to be a plan that meets the requirements of section 401(a) of the Tax Code, and it is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended.

     The Purchase Plan will be administered by the Company’s Governance and Compensation Committee (the “Committee”), consisting of at least two members. The members of the Committee will be entitled to indemnification in accordance with the Company’s By-Laws.

     The Purchase Plan allows eligible employees to become participants in the Purchase Plan as of the first trading day that occurs in January, April, July or October of each year. Each eligible employee who enrolls in the Purchase Plan may purchase shares of Common Stock under a right to purchase shares which will expire on the first trading day in April following its grant, or after such shorter offering period as may be established by the Committee from time to time. A total of 1,500,000 shares of Common Stock, subject to adjustment, have been reserved for issuance under the Purchase Plan.

     Participation in the Purchase Plan is limited to employees of the Company and any subsidiary of the Company, except for employees who beneficially own 5% or more of the voting power of the Company’s Common Stock. It is anticipated that approximately 8,500 employees of the Company and its subsidiaries will be eligible to participate. The discount will generally be 15 percent of the lower of the market price of the Common Stock at the date of purchase or the date of enrollment in the Purchase Plan, or such lower percentage as the Committee determines. If the market price of the stock is lower on a subsequent enrollment date than it was on the employee’s enrollment date, the employee’s purchase right is automatically replaced with a new purchase right at that lower market price.

     Payment for shares purchased under the purchase right can be made only through payroll withholding, up to a maximum of 15%, or such lesser percentage established by the Committee, of the employee’s regular salary payments and overtime pay as directed by the employee upon enrollment in the Purchase Plan. The Company shall then apply the funds withdrawn from the employee’s pay to purchase shares of Common Stock on each of four purchase dates per year. The purchase right granted pursuant to the Purchase Plan can in no event give the employee the right to purchase shares in a calendar year with a fair market value in excess of $25,000, determined as of the applicable enrollment date.

     Cash dividends on any shares of Common Stock credited to a participant’s account will be automatically reinvested in additional shares of the Company’s Common Stock or paid in cash, at the discretion of the Committee.

     The rights of employees participating in the Purchase Plan are not transferable by operation of law or otherwise, except that amounts accrued through payroll withholding that have not been applied to purchase stock are to be paid in cash to the legal representative of the employee’s estate upon the employee’s death. The Committee may amend or terminate the Purchase Plan or outstanding purchase rights at any time, without notice, including amendments to increase the purchase price or decrease the term of the purchase rights or any other changes necessary to preclude or reduce a charge to earnings under applicable accounting rules, provided that stockholder approval is required for any amendment which would (i) increase the number of shares reserved for purchase under the Purchase Plan; or (ii) amend the requirements regarding the class of employees eligible to purchase stock under the Purchase Plan.

Summary of Tax Consequences of the Purchase Plan

     The following discussion of certain federal income tax consequences of the Purchase Plan is based on the Tax Code provisions in effect on the date of this Proxy Statement, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and the tax consequences may vary depending on the personal circumstances of individual employees.

     If the Purchase Plan is approved by the stockholders at the meeting, the Purchase Plan will qualify under Section 423 of the Tax Code. As such, if no disposition of the shares of Common Stock purchased by an employee occurs within one year of the date of purchase and within two years of the applicable enrollment date, no income tax consequences will arise for the employee at the time of purchase. Instead, he or she will have taxable ordinary income at the time of the disposition of the shares to the extent of the lesser of (i) the difference between the purchase price and the market price of the Common Stock at the date of enrollment and (ii) the actual gain (the amount that the market value of the shares on the date of sale exceeds the participant’s purchase price). Any additional gain upon sale of the shares will be capital gain. There will be no tax consequences to the Company. If the shares are sold for less than the purchase price, there will be no ordinary income, and the participant will have a long-term capital loss of the difference between the sale price and the purchase price.

     If a participating employee sells or otherwise disposes (including by gift) of the shares of Common Stock prior to the time periods referenced above (a “disqualifying disposition”), the employee will have taxable ordinary income at the time of the disqualifying disposition to the extent that the fair market value of the stock on the date of purchase exceeds the participant’s purchase price. The amount will be taxable in the year of the disqualifying disposition regardless of whether the sale price (or in the case of a gift, the fair market value on the date of gift) exceeds the purchase price. If the disposition is a sale, any change in the value of the shares after the date of purchase will be a capital gain or loss. The Company will be allowed a tax deduction equal to the amount of ordinary income realized by the employee upon a disqualifying disposition.

Purchase Plan Benefits to Certain Individuals and Groups

     No determination can be made at this time as to the amount of stock that will be purchased, the number or identity of employees who will participate, or the time or times when stock will be purchased, as such amounts will be determined within the sole discretion of the employees who choose to participate in the Purchase Plan. However, the following table sets forth the number of shares of Common Stock purchased by the executive officers named in the Summary Compensation Table, all current executive officers as a group and all other employees as a group, and the dollar value of the benefit to them from participation under the Company’s previous 2001 Employee Stock Purchase Plan during the Company’s 2003 fiscal year. Non-employee directors and Mr. McCausland, Chairman and Chief Executive Officer, are not eligible to participate in the Purchase Plan.

Name and position of individual	Number of Shares	Dollar Value ($)(1)

Glenn M. Fischer	380	2,356
President and Chief Operating Officer
Roger F. Millay	864	5,398
Senior Vice President-Finance and Chief Financial Officer
Ted R. Schulte	1,406	8,390
Division President-Gas Operations
B. Shaun Powers	1,957	7,839
Division President-East
All current executive officers as a group	15,668	91,072
All other employees (including all current officers who are not executive officers) as a group (8,535 employees)	1,089,478	6,425,505

(1)	Represents the market value of the shares on the dates of purchase, less the purchase prices under the 2001 Employee Stock Purchase Plan.

Stock Price Information

     The closing price of the Company’s Common Stock on the New York Stock Exchange on June 19, 2003 was $18.19.

PROPOSAL TO APPROVE 2004 EXECUTIVE BONUS PLAN
(Proposal 3)

     The Board of Directors approved the 2004 Executive Bonus Plan (the “Bonus Plan”) effective beginning April 1, 2003, subject to the approval of stockholders at the 2003 Annual Meeting. The Company is asking the stockholders to approve the Bonus Plan under which incentive compensation paid would be performance-based for purposes of exemption from the limitations of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

     The Bonus Plan is attached as Appendix C to this proxy statement. The following summary of the Bonus Plan does not contain all of the terms and conditions of the Bonus Plan and is qualified in its entirety by reference to the Bonus Plan. You should refer to Appendix C for a complete set of terms and conditions of the Bonus Plan.

Vote Required for Approval

     To be adopted, the Bonus Plan must be approved by a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting.

     The Board of Directors unanimously recommends a vote FOR the adoption of the Bonus Plan.

Summary of the Bonus Plan

     The purpose of the Bonus Plan is to provide incentives to executives who are responsible for providing leadership in attaining the Company’s business objectives. The Bonus Plan accomplishes this objective by paying awards only after the achievement of the specified goals.

     The Bonus Plan is also designed to qualify as “performance-based” compensation under section 162(m) of the Code. Except as described below, under section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if the Company pays compensation that is “performance-based” under section 162(m), the Company still can receive a federal income tax deduction for the compensation even if it exceeds $1 million during a single year. The Bonus Plan allows the Company to pay incentive compensation that is performance-based and therefore fully tax deductible to the Company. In addition to the performance-based bonuses payable under the Bonus Plan, the Company may also award to participants under other arrangements bonuses based on the achievement of personal goals, as it has awarded in past years.

     The Chief Executive Officer and other executive officers within the meaning of Section 162(m) are eligible for participation in the Bonus Plan, provided that they are employed by the Company on the date that awards are paid pursuant to the Bonus Plan. Employees who are eligible to participate in the Bonus Plan for a portion of the year will receive pro-rated awards based on base salary or such other arrangements agreed upon when hired.

     Within 90 days after the beginning of each fiscal year, the Governance and Compensation Committee (the “Committee”) will assign each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award is expressed as a percentage of his or her base salary earned during the fiscal year. The annual award target is determined by the Committee based on the participant’s position in the Company. The performance goals require the achievement of objectives for one or more of (a) earnings per share, (b) return on capital, (c) return on average capital employed, (d) earnings before interest, taxes, depreciation and amortization, (e) sales, (f) return on equity, (g) after tax cash flow, (h) free cash flow, (i) operating expense as a percentage of sales, (j) gross profit, (k) days purchases outstanding, (l) operating income, (m) day sales outstanding and (n) working capital. Final award payments will vary based on the level of achievement measured against the pre-determined performance targets and different weightings of the performance targets relating to the participant’s position and responsibilities.

     After the fiscal year ends, the Committee will certify in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $1,500,000 per person in any single year, even if the formula otherwise indicates a larger award. Awards will be paid in cash no later than 75 days after the end of the fiscal year.

     The Committee administers the Bonus Plan. Members of the Committee must qualify as outside directors under section 162(m). Subject to the terms of the Bonus Plan, the Committee has sole discretion to:

•	determine the target award for each participant;

•	determine the performance goals that must be achieved before any actual awards are paid; and

•	administer and interpret the provisions of the Bonus Plan.

     The Committee may amend or terminate the Bonus Plan at any time and for any reason.

Awards Granted to Certain Individuals and Groups

     Awards under the Bonus Plan are determined based on actual performance, so future actual awards (if any) cannot be determined at this time. The following table sets forth the target awards that would be payable under the Bonus Plan to the persons or groups shown below if the performance goals and target awards established by the Committee for the Company’s 2004 fiscal year are exactly 100% achieved. There is no assurance that the pre-established performance goals will be achieved and therefore there is no assurance that the target awards shown below actually will be paid. The amounts set forth in the table do not include any additional bonuses based on personal goals that may be awarded pursuant to other arrangements to the persons shown below.

Fiscal 2004
Name of Individual or Group	Target Awards($)

Peter McCausland	300,000
Chairman and Chief Executive Officer
Glenn M. Fischer	166,753
President and Chief Operating Officer
Roger F. Millay	107,435
Senior Vice President—Finance and Chief Financial Officer
Ted R. Schulte	105,763
Division President—Gas Operations
B. Shaun Powers	116,408
Division President—East
All current executive officers as a group	1,288,221

(1) The Company’s non-employee directors and employees other than executive officers are not eligible to participate in the Bonus Plan.

PROPOSAL TO RATIFY ACCOUNTANTS
(Proposal 4)

     The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as the Company’s independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 2004. The Board of Directors has proposed that the stockholders ratify the appointment of KPMG LLP. This firm audited the Company’s financial statements for the fiscal year ended March 31, 2003. Representatives of KPMG LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The following table shows the fees that the Company paid to the independent auditors for services provided to the Company during the 2003 and 2002 fiscal years:

	2003	2002

Audit Fees	$620,000	$654,000
Audit-Related Fees	$25,000	$213,000
Tax Fees	$77,000	$39,000
All Other Fees	$—	$228,000

•	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s quarterly report on Forms 10-Q.

•	Audit-Related Fees consist of services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” The services for the fees disclosed under this category for the 2003 and 2002 fiscal years include employee benefit plan audits. The 2002 fiscal year fees also include fees for work performed relating to the issuance of senior subordinated notes.

•	Tax Fees consist of professional services rendered by the independent auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and tax advice.

•	All Other Fees in the 2002 fiscal year paid to the independent auditors primarily consist of due diligence work associated with the acquisition of a majority of the U.S. packaged gas business of Air Products and Chemicals, Inc.

     The Audit Committee considered whether the services provided above are compatible with maintaining the independent auditor’s independence.

     The Board of Directors recommends that you vote FOR ratification of KPMG LLP as the Company’s independent auditors.

STOCKHOLDER PROPOSALS FOR
NEXT ANNUAL MEETING

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

     Under the rules of the Securities and Exchange Commission, if a stockholder wants to submit a proposal for inclusion in the Proxy Statement and presentation at the 2004 Annual Meeting, the proposal must be received by the Company, attention: Mr. Dean A. Bertolino, Secretary, at the principal offices of the Company, by February 27, 2004.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

     For any proposal, including a nomination for election to the Board of Directors, that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2004 Annual Meeting, the Company’s By-Laws require, and the Securities and Exchange Commission rules permit, that the proposal be received at the Company’s principal executive offices not earlier than March 31, 2004 and not later than April 30, 2004. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after July 31, 2004 the notice must be received not earlier than 120 days before the Annual Meeting and not later than the later of 90 days before the Annual Meeting or the 10th day following public announcement of the date of the meeting. The By-Laws also provide that the notice must contain certain information regarding the proposal and the nomination.

APPENDIX A

AIRGAS, INC.
AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to (a) the financial statements and other financial information provided by Airgas, Inc. and its subsidiaries (the “Company”) to its shareholders, its potential shareholders and the investment community, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence and (d) the performance of the Company’s internal audit function and independent auditors.

Membership

The Audit Committee shall consist of at least three and no more than six directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall satisfy the membership requirements of Section 10A of the Securities Exchange Act, the New York Stock Exchange listing standards and any other regulatory requirements. The members and the chair of the Audit Committee shall be appointed by the Board on the recommendation of the Governance and Compensation Committee.

Meetings

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communications, the Audit Committee shall meet at least quarterly with management, the director of Risk Assurance (the Company’s chief internal auditor) and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee shall regularly update the Board regarding the Audit Committee’s activities. Minutes of all Audit Committee meetings shall be submitted to the Board, or the Audit Committee shall report to the Board at each Board meeting following a meeting of the Audit Committee.

Responsibilities

The Audit Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management, including the internal auditors, as well as the independent auditors, have more time, knowledge and detailed information on the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not conducting any audits and is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the external auditors’ work. These are the responsibilities of management and the independent auditors.

Independent Auditors

•	The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing the audit report or related work. The Audit Committee shall have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors (including the scope and plan of the work to be done by the independent auditors) and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee shall consult with management and the Risk Assurance auditors but shall not delegate these responsibilities.

•	The Audit Committee shall annually review the performance (effectiveness, objectivity and independence) of the independent auditors, including the lead audit partner.

•	The Audit Committee shall request and receive on an annual basis a written statement from the independent auditors, as required by Independence Standards Board Standard No. 1, delineating all relationships between the independent auditors and the Company. Additionally, the Audit Committee shall discuss with the independent auditors any disclosed relationships or services that may affect the objectivity or independence of the independent auditors and satisfy itself as to the independent auditors’ independence.

•	At least annually, the Audit Committee shall obtain and review an annual report from the independent auditors describing (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

•	The Audit Committee shall confirm that the lead audit partner and the audit partner responsible for reviewing the audit has not performed audit services for the Company in each of the five previous fiscal years. The Audit Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditors on a regular basis.

•	The Audit Committee shall review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.

Reporting and Reviews

With respect to annual financial statements:

•	The Audit Committee shall review and discuss with management, the Risk Assurance auditors (the Company’s internal auditors) and the independent auditors the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Audit Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

•	The Audit Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

With respect to quarterly financial statements:

•	The Audit Committee shall review and discuss with management, the Risk Assurance auditors and the independent auditors the Company’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board, if appropriate, that the Company’s quarterly financial statements be included in the Company’s Quarterly Report on Form 10-Q.

Annual reviews:

•	The Audit Committee shall discuss with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on financial statements.

Periodic reviews:

•	The Audit Committee shall periodically review separately with each of management, the independent auditors and the Risk Assurance auditors (a) any significant disagreement between management and the independent auditors or the Risk Assurance auditors in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

•	The Audit Committee shall periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

•	The Audit Committee shall consider significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, management or the Risk Assurance auditors. The Audit Committee shall also review with the independent auditors, management and the Risk Assurance auditors, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

•	The Audit Committee shall review and discuss with management, the Risk Assurance auditors, the independent auditors and the Company’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in accounting standards or rules.

Discussions with Management

•	The Audit Committee shall review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

•	The Audit Committee shall review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

•	The Audit Committee shall review and discuss with management the Company’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.

Internal Audit Function and Internal Controls

•	The Audit Committee shall review, based upon the recommendation of the independent auditors and the director of Risk Assurance, the scope and plan of the work to be done by the Risk Assurance auditors and discuss the responsibilities, budget and staffing needs of the Risk Assurance auditors.

•	The Audit Committee shall review and approve the appointment and replacement of the director of Risk Assurance.

•	The Audit Committee shall review on an annual basis the performance of the Risk Assurance auditors.

•	In consultation with the independent auditors and the Risk Assurance auditors, the Audit Committee shall review the adequacy of the Company’s internal control structure and procedures designed to insure compliance with laws and regulations, and any special audit steps adopted in response to any material control deficiencies.

•	The Audit Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

•	The Audit Committee shall review (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting and (b) the independent auditors’ attestation, and report, on the assessment made by management.

Other

•	The Audit Committee shall review and approve all related-party transactions.

•	The Audit Committee shall review and approve (a) any change or waiver in the Company’s code of ethics for the chief executive officer and senior financial officers and (b) any disclosure made on Form 8-K regarding such change or waiver.

•	The Audit Committee shall establish a policy addressing the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

•	The Audit Committee shall review its own performance annually.

•	The Audit Committee shall take such other action, within the scope of the foregoing, the Company’s by-laws and governing law, as the Audit Committee or the Board shall deem appropriate.

Resources

The Audit Committee shall have the authority to retain independent legal accounting and other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall have full access to all books, records and facilities of the Company.

The Audit Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Audit Committee.

APPENDIX B

AIRGAS, INC.
2003 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose and Effective Date

               The Airgas, Inc. 2003 Employee Stock Purchase Plan (the “Plan”) is designed to encourage and assist employees of Airgas, Inc. (“Airgas”) and its subsidiaries (together, the “Company”) to acquire an equity interest in Airgas through the purchase of shares of Airgas common stock (the “Common Stock”). It is the intention of Airgas to have the Plan qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed so as to comply with the requirements of section 423. This Plan is first effective July 29, 2003.

2.	Administration

               (a)     The Plan shall be administered by the Governance and Compensation Committee designated by the Airgas Board of Directors (the “Committee”) which shall consist of at least two persons, each of whom is a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and an “outside director” as defined under section 162(m) of the Code (the “Non-Employee Director”). If any Committee member does not qualify as a Non-Employee Director, then such member shall not participate in any way with respect to Committee action under the Plan and shall not be treated as a member of the Committee for purposes of the Plan. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

               (b)     The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the directors who are members of the Committee or acts approved in writing by the unanimous consent of the directors who are members of the Committee (not counting any director who is an employee for either purpose) shall be the valid acts of the Committee.

               (c)     Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. The Committee’s determination on the foregoing matters shall be final, binding and conclusive.

               (d)     Subject to the limitations of Section 18, the Committee shall have the power to amend the Plan from time to time. In particular, the Committee may increase the option price and/or decrease the option term or make any other changes which the Committee, in its sole discretion, determines are necessary or desirable to preclude the establishment of this Plan or the grant or exercise of any option under it from resulting in a charge to earnings under applicable rules of the Financial Accounting Standards Board.

               (e)     The Committee shall have the authority to delegate the regular operation and administration of the Plan to the appropriate officers and employees of the Company.

               (f)     Each Committee member shall be acting in the capacity of a director of Airgas for the purpose of Article VI of its Certificate of Incorporation in connection with the administration of the Plan or the granting of options under the Plan.

               (g)     Each Committee member shall be entitled to indemnification by Airgas in accordance with the provisions and limitations of Article VII of its By-Laws, as the same may be amended from time to time, in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of options under the Plan in which he may be involved by reason of his being or having been a Committee member, whether or not he continues to be a Committee member at the time of the action, suit or proceeding.

3.	Number of Shares

               (a)     A maximum of 1,500,000 shares of Common Stock, subject to adjustment upon changes in capitalization of Airgas as provided in Subsection (b), may be purchased under the Plan. Shares sold under the Plan may be newly issued shares or shares held in or hereafter acquired for the Airgas treasury, but all shares sold under the Plan, regardless of source, shall be counted against the 1,500,000 share limitation.

               (b)     The aggregate number of shares and class of shares as to which options may be granted hereunder, the number of shares covered by each outstanding option and the option exercise price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of Airgas resulting from a subdivision or consolidation of the Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock upon the conversion of other securities of Airgas which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by Airgas. The Committee shall have authority to determine the adjustments to be made under this Subsection and any such determination by the Committee shall be final, binding and conclusive.

4.	Eligibility Requirements

               (a)     Each Covered Employee, as defined in Subsection (b), shall become eligible to participate in the Plan as provided in Section 5 following his commencement of employment with the Company.

               (b)     “Covered Employee” means each Employee, as defined in Subsection (c), other than:

                         (i)     An employee who, immediately upon enrollment in the Plan, would own stock directly or indirectly, or hold options, warrants or rights to acquire stock, which in the aggregate represents five percent or more of the total combined voting power or value of all classes of stock of the Company; and

                         (ii)     An employee who is prohibited by the laws of the nation of his residence or employment from participating in the Plan.

               (c)     “Employee” shall mean any individual who is an employee within the meaning of section 3401(c) of the Code and the Treasury Regulations thereunder of Airgas or a Participating Subsidiary. Unless otherwise designated by the Board of Directors, each corporation described in section 424(e) or (f) of the Code shall be a “Participating Subsidiary”.

5.	Enrollment and Reenrollment

          Each Covered Employee may become a Participant as of the first Trading Day that occurs in January, April, July, or October of each year, or such other days as may be established by the Committee from time to time (the “Enrollment Dates”), by complying with the enrollment procedures that the Committee establishes from time to time, including but not limited to, the administrative requirements established under Section 13. Unless the Committee specifies otherwise, enrollments shall be made in the two-week period preceding an Enrollment Date and will be effective on that Enrollment Date. A “Trading Day” is any day on which regular trading occurs on the New York Stock Exchange or any other exchange or market that the Committee specifies.

6.	Grant of Option on Enrollment or Reenrollment

               (a)     Each Covered Employee who enrolls or re-enrolls in the Plan is granted, as of his Enrollment Date, an option to purchase shares of Common Stock from Airgas under the Plan. Any Participant whose option expires and who has not withdrawn from the Plan will be automatically re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires.

               (b)     If the “fair market value” (as defined in Subsection 8(d)) of the Common Stock on any later Enrollment Date during the option period set under Subsection 6(c)(i) is less than the fair market value on the Enrollment Date as of which any outstanding option was granted, then (A) the earlier outstanding option shall expire automatically (as provided under Subsection 6(c)(i)) and (B) a new option shall be granted automatically on the later Enrollment Date, which date shall be referred to as an “Automatic Enrollment Date”. An Automatic Enrollment Date shall be treated as an Enrollment Date for purposes of establishing the number of shares available for purchase, the term and any other operative provision of an option granted on an Automatic Enrollment Date.

               (c)     Each option granted under the Plan shall have the following terms.

                         (i)     The option shall expire on the April Enrollment Date following its grant, or after such shorter option period as may be established by the Committee from time to time; notwithstanding the foregoing, however, whether or not the option has been fully exercised, the option shall expire on the earlier to occur of (A) the occurrence of an Automatic Enrollment Date after the date on which an option is granted under Subsection 6(a), or (B) the Enrollment Date coincident with or next following on which the Employee’s participation in the Plan terminates for any reason.

                         (ii)     Payment for shares under the option shall be made only through payroll withholding in accordance with Section 7.

                         (iii)     Purchase of shares upon exercise of the option will be effected only on the Enrollment Dates established in accordance with Section 8.

                         (iv)     The price per share under the option will be determined as provided in Section 8.

                         (v)     Unless otherwise established by the Committee before an Enrollment Date for all options to be granted on such Enrollment Date, the number of shares available for purchase under an option granted to a Participant will be determined by dividing $25,000 by the “fair market value” (as defined in Subsection 8(d)) of a share of Common Stock on the Enrollment Date and by multiplying the result by the number of calendar years included in whole or in part in the period from the Enrollment Date to the expiration of the options.

                         (vi)     The option (together with all other options then outstanding under this and all other similar stock purchase plans of Airgas and any subsidiary of Airgas) will in no event give the Participant the right to purchase shares in a calendar year which have a fair market value in excess of $25,000, determined at the applicable Enrollment Dates.

                         (vii)     The option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

7.	Payroll Withholding and Tax Withholding

               (a)     Each Participant shall elect in the two-week period immediately preceding the Enrollment Date as of which his participation is effective to have amounts withheld from his Compensation (as hereafter defined) payable by the Company during the option period at a rate equal to any whole percentage of Compensation up to a maximum of fifteen percent (15%), or such lesser percentage as the Committee may establish from time to time. Compensation means a Participant’s base pay, overtime pay and commissions (exclusive of expense reimbursements of any kind) before deduction for elective deferrals under (i) the Airgas, Inc. 401(k) Plan, (ii) the Airgas, Inc. Flexible Benefits Plan or (iii) any nonqualified deferred compensation plan the Company sponsors. Compensation shall not include any other amount. Each Participant shall elect an initial rate of withholding and may elect to increase or decrease the rate of withholding by making such initial or rate change election in accordance with procedures that the Committee designates within the two-week period immediately preceding the Enrollment Date as of which the election shall apply.

               (b)     Payroll withholdings shall be credited to an account maintained by the Company on behalf of each Participant. The amounts so withheld shall remain general assets of the Company until applied to the purchase of shares of Common Stock under the Plan. The Company shall have no obligation to pay interest on withholdings to any Participant and shall not be obligated to segregate withholdings.

               (c)     Upon disposition (within in the meaning of section 424(c) of the Code) of shares acquired by exercise of an option, each Participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other taxes and any other amount that the Company determines, in its discretion, are then required (whether or not by tax withholding), including any such payment or withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A Participant shall make such similar provisions for any other payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

8.	Purchase of Shares

               (a)     On each Enrollment Date following an option grant that occurs within the option period or coincident with the last day of the option period, the Company shall apply the funds then credited to each Participant’s payroll withholdings account to the purchase of whole and fractional shares of Common Stock.

               (b)     The cost to the Participant of shares purchased under any option shall be not less than 85%, or such greater percentage as the Committee shall determine, of the lower of:

                         (i)     the fair market value of the Common Stock on the Enrollment Date as of which such option was granted; or

                         (ii)     the fair market value of the Common Stock on the Enrollment Date as of which such shares are purchased.

               (c)     If on any Enrollment Date on which a purchase occurs, the number of shares available under the Plan are less than the number all Participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the difference. Any funds that cannot be applied to the purchase of shares due to such a reduction shall in the Committee’s discretion be (i) refunded to Participants as soon as administratively feasible or (ii) credited to another employee stock purchase plan that meets the requirements of section 423(b) of the Code to be applied against the Participant’s contribution limit under the transferee plan applicable to the period of transfer; provided, however, the amount credited to the transferee plan may not exceed the Participant’s contribution limit to that plan.

               (d)     For purposes of the Plan, the fair market value of the Common Stock as of any date shall be the closing price of the Common Stock on such date on the New York Stock Exchange (or such other exchange as the Committee selects).

9.	Dividend Reinvestment

          Cash dividends on any shares of Common Stock credited to a Participant’s account under the Plan will be automatically reinvested in additional shares of Common Stock, unless the Committee directs that they be paid in the form of cash. The Company will aggregate all purchases of Common Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Common Stock for purposes of dividend reinvestment will be made after a dividend payment date on the open market or directly from the Company at 100% of the fair market value of a share of Common Stock on the dividend payment date.

10.	Withdrawal from the Plan

          A Participant may withdraw from the Plan in full (but not in part) at any time, effective as soon as administratively feasible after notice of withdrawal given in accordance with withdrawal procedures the Committee establishes. All funds credited to a Participant’s payroll withholdings account shall be applied to purchase whole and fractional shares of Common Stock on the Enrollment Date coincident with or next following receipt of the notice of withdrawal. Any Covered Employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 5.

11.	Termination of Employment

          A Participant’s active participation in the Plan terminates at the close of business on the date that a Participant ceases to be a Covered Employee for any reason whatsoever (including death, disability or transfer to a subsidiary of the Company that does not participate in the Plan). Funds then credited to such Participant’s payroll withholdings account shall be applied to the purchase of whole and fractional shares of Common Stock at the Enrollment Date coincident with or next following the date the Participant ceases to be a Covered Employee.

12.	Assignment

               (a)     The rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise; provided, however, if a Participant dies, the Participant’s executor, administrator or legal representative shall succeed to the Participant’s rights under the Plan.

               (b)     A Participant’s right to purchase shares under the Plan shall be exercisable only by him, except that in accordance with and subject to procedures that the Committee may, but is not required to, establish, a Participant may direct that the account established under Subsection 13(a) and/or any share certificate issued in connection with the Plan be (i) in the names of the Participant and his spouse in community property, (ii) in the names of the Participant jointly with one or more other persons with rights of survivorship, or (iii) owned by or in the name of certain forms of trusts approved by the Committee.

13.	Administrative Assistance and Requirements

               (a)     The Committee may retain a brokerage firm, bank, or other financial institution to assist in the purchase or sale of shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by the laws of the nation of his employment or residence) be deemed upon enrollment in the Plan to have authorized (i) the establishment of an account on his behalf at such institution, and (ii) such other requirements with respect to the shares as may be established from time to time. Shares purchased by a Participant under the Plan shall be issued to and held in the account established for such Participant.

               (b)     The Committee may restrict the transfer of shares purchased under the Plan out of any account established with an institution pursuant to Subsection (a) as the Committee determines is necessary or desirable to facilitate administration of the Plan or compliance with Section 7 of the Plan.

               (c)     The Committee may require a Participant whose employment has terminated to accept a share certificate evidencing ownership of the shares purchased for such Participant under the Plan.

14.	Costs

          All costs and expenses incurred in administering the Plan shall be paid by Airgas, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the accounts of Participants to whom such expenses are attributable. Any brokerage fees for the purchase of shares by a Participant shall be paid by Airgas, but brokerage fees for the sale of shares by a Participant shall be paid by the Participant.

15.	Equal Rights and Privileges

          All Covered Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of section 423 of the Code and the Treasury Regulations thereunder. Any provision of the Plan which is inconsistent with section 423 of the Code shall without further act or amendment by the Company, the Board of Directors or the Committee be reformed to comply with the requirements of section 423. This Section 15 shall take precedence over all other provisions of the Plan.

16.	Applicable Law

          Except to the extent superseded by Federal law, the Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

17.	Gender and Number

          Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural.

18.	Modification and Termination

               (a)     The Committee may amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment shall be effective unless within 12 months after it is adopted by the Committee, it is approved by the holders of a majority of the votes cast at a duly held shareholders’ meeting, if such amendment would:

                         (i)     increase the number of shares reserved for purchase under the Plan; or

                         (ii)     amend the requirements regarding the class of Employees eligible to purchase stock under the Plan.

               (b)     In the event the Plan is terminated, the Committee may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Enrollment Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible.

               (c)     In the event of the sale of all or substantially all of the assets of Airgas, or the merger of Airgas with or into another corporation, or the dissolution or liquidation of Airgas, an Enrollment Date shall occur on the Trading Day immediately preceding the date of such event, unless otherwise provided by the Committee in its sole discretion, including provision for the assumption or substitution of each option under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof.

19.	Rights as an Employee

          Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the Company’s right to terminate the employment of any person at any time with or without cause.

20.	Rights as a Shareholder

          Participants shall be treated as the owners of their shares effective as of the Enrollment Date such shares are purchased for them pursuant to the Plan.

21.	Board and Shareholder Approval

          The Plan was approved by the Board of Directors on June 18, 2003 and will be submitted to the shareholders on July 29, 2003.

AIRGAS, INC.

By: /S/ Peter McCausland

Peter McCausland
Its Chairman and Chief Executive Officer

Date: June 23, 2003

APPENDIX C

AIRGAS, INC.
FISCAL YEAR 2004 EXECUTIVE BONUS PLAN

Purpose of the Plan

Airgas, Inc. (the “Company”) believes in providing incentives to attract, retain and reward Executive Officers who are responsible for providing leadership to the Company in attaining established business objectives.

The purpose of the Company’s Fiscal Year 2004 Executive Bonus Plan (the “Plan”) is to align management’s efforts with the strategic goals of the Company through competitive annual incentive opportunities. The Plan will be effective from April 1, 2003 to March 31, 2004 (the “Plan Year”) and will automatically renew upon the anniversary date of the Plan unless terminated by the Governance and Compensation Committee of the Board of Airgas, Inc. (the “Committee”).

Eligibility

The Chief Executive Officer and Executive Officers (“Participants”) are eligible for participation in the Plan provided that such officers are employed by the Company on the date Awards (as defined below) are paid pursuant to the Plan (unless previously terminated due to retirement, disability or death as more fully described herein). For purposes of the Plan, an Executive Officer is defined as a President, COO, Division President, Senior Vice President, and any other employee deemed to be a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, as such section may be amended.

Target Awards

Participants in the Executive Bonus Plan will be eligible for an annual cash incentive award (the “Award”) based on the achievement of predetermined goals as set forth in the Performance Measurement section of the Plan. Participants will have an assigned Award target equal to a specific percentage of salary earned during the Plan Year. For this purpose, salary is defined as the base pay an individual earns during the Plan Year. An annual Award target is determined based on the Participant’s position in the organization. The maximum Award that may be paid in any single year to any Participant is $1,500,000.

Performance Measurement

All Awards payable shall be based solely upon the achievement of specific performance targets based on one or more of the following criteria:

•	Earnings per share (EPS)

•	Return on capital (ROC)

•	Return on average capital employed (RACE)

•	Earnings before interest, taxes, depreciation and amortization (EBITDA)

•	Sales

•	Return on equity (ROE)

•	After tax cash flow (ATCF)

•	Free cash flow (FCF)

•	Operating expense as a percentage of sales

•	Gross profit

•	Days purchases outstanding (DPO)

•	Operating income (OI)

•	Days sales outstanding (DSO)

•	Working capital

Final Award payments will vary based on the level of achievement measured against pre-determined performance targets. Depending upon a Participant’s position and responsibilities, these various performance measures, assessed based on different weightings, will determine the Award.

The Committee will establish the specific performance targets for the Plan within each of the above criteria within 90 days after the beginning of the respective Plan Year.

Funding

The Plan will be self-funding, as profitability targets will be established net of target Award payments under the Plan. Therefore, achievement of profitability targets will ensure that the Plan has funded itself.

Executive Bonus Plan Payment

At the end of the Plan Year, after all financial results have been finalized, the actual Award payment will be determined. The Award will be paid in cash no later than 75 days following the end of the Plan Year.

Administration of the Plan

The Committee shall have full power to administer and interpret the Plan and, in its sole discretion, may establish or amend rules of general application for the administration of the plan and may amend or terminate the Plan at any time.

Partial Year Eligibility

Participants who are eligible for the Plan for a portion of the year will receive a prorated Award based on the base salary earned while they are eligible for the Plan or such other arrangement as agreed upon when hired.

•	New hires

—	Newly hired Participants will immediately be eligible for the Plan.

—	Base salary will be accumulated from the date of hire to the end of the Plan Year, unless eligibility ceases prior to that date.

•	Transfers

—	For Participants who transfer from one job or employee status to another, eligibility will depend on their award eligibility before and after transferring.

—	If a Participant transfers from a position that is not Plan eligible to a position that is eligible for an Award under the Plan, the Award will be prorated based on the time in the Plan eligible position. All calculations are done using Plan Year-end financial data.

—	If a Participant transfers from a position that is eligible for an Award under the Plan to a position that is not Plan eligible, the Award will be prorated based on the length of time in the Plan eligible position. All calculations are done using Plan Year-end financial data.

—	If a Participant transfers from one position that is eligible for an Award under the Plan to another position that is eligible for an Award under the Plan, participation in the Plan will continue uninterrupted. However, if the transfer involves a move that will change the weightings used to determine a Participant’s Award, the Award calculation will be based on the pro-rated time spent in each position. All calculations will be done using Plan Year-end data. Accountabilities must be separately established and assessed for each position.

•	Promotions

—	If a Participant is promoted during the Plan Year, new accountabilities must be established to reflect the new position.

•	Terminations

—	Employees who are not employed by the Company on the date the Award is paid are not deemed to be Participants and therefore are ineligible to receive any Award under the Plan, except for the following circumstances:

–	Participants who retire, become disabled or die during the Plan Year will be eligible for a prorated Award. The Award will be calculated from the date when they become eligible, normally the beginning of the Plan Year to the date of retirement, disability or death.

•	Leave of absence

—	If a Participant is on a leave of absence at the end of the Plan Year, he or she will be eligible for an Award provided that he or she returns to work as an active employee. Any Award paid will be prorated based upon the length of time the Participant was actively working during the Plan Year. The calculation will be made using Plan Year-end financial data. The Award payment will be made in the next regularly scheduled payroll cycle at the end of the Participant’s first month of employment following his or her return from leave of absence.

—	If a Participant is on a leave of absence during the Plan Year and returns during the Plan Year, he or she will be eligible for an Award. Any Award paid will be prorated based upon the length of time a Participant was actively working during the Plan Year. The calculation will be made using Plan Year-end financial data.

Tax Considerations and Withholding

Participants will be required to report taxable income in the year the Award is received. The Company will withhold taxes in the appropriate amount on all payouts.

Bankruptcy

In the event that The Company declares bankruptcy, the Committee, at its discretion, may immediately discontinue the Plan. In the event that the Plan is discontinued, all participants will forfeit the right to any payments under the Plan.

Future Employment

Payment of an Award under the Plan does not imply a contractual agreement to extend or continue employment of a Participant beyond receipt of the Award.

AIRGAS, INC.
PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF STOCKHOLDERS, JULY 29, 2003

          The undersigned holder of Common Stock of Airgas, Inc. hereby appoints Peter McCausland, Dean A. Bertolino and Roger F. Millay, and each of them, proxies, with powers of substitution in each, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Tuesday, July 29, 2003, in the Company’s offices at 259 North Radnor-Chester Road, Radnor, Pennsylvania, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Meeting.

          SHARES WILL BE VOTED AS INSTRUCTED, BUT IF NO INSTRUCTION IS GIVEN, SHARES WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR EACH OF THE COMPANY’S PROPOSALS 2, 3 AND 4, ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT, AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE EACH OF THE COMPANY’S PROPOSALS 1, 2, 3 AND 4.

          The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors. (Continued, and to be signed, on the other side)

AIRGAS, INC.
P.O. BOX 11491
NEW YORK, N.Y. 10203-0491

The Board of Directors recommends voting FOR Proposals 1, 2, 3 and 4.

1.	Election of Directors	FOR all nominees listed below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐	*EXCEPTIONS ☐

Nominees: James W. Hovey, Paula A. Sneed, David M. Stout and William O. Albertini

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2.	Approve the 2003 Employee Stock Purchase Plan.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approve the 2004 Executive Bonus Plan.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Ratify the selection of KPMG LLP as independent auditors.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In their discretion, upon such other matters as may properly come before the Meeting.

Change of Address or Comments mark here	☐

Note:	Please sign exactly as name(s) appears hereon. Executors, administrators, trustees, etc. should give full title as such.

Date:		, 2003

Signature

Signature

Votes must be indicated
(x) in Black or Blue ink

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.